Exhibit 10.8

                                                                                ☐  Grantee’s Copy
                                                                                ☐  Company's Copy

COSTAR GROUP, INC.
2007 STOCK INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

To «Name»:

CoStar Group, Inc. (the "Company") has granted you an option (the "Option") under the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended from time to time (the "Plan"), to purchase «NoShares» shares (the "Shares") of common stock of the Company (the "Common Stock"), at «Price» per share (the "Exercise Price").  The date of grant is «DateofGrant».

This Option is subject in all respects to the applicable provisions of the Plan, a copy of which is attached, except as otherwise noted.  By signing this agreement (the "Agreement"), you acknowledge that you have received and read the Plan.  This Agreement incorporates the Plan by reference and specifies other applicable terms and conditions.  All capitalized terms not defined by this Agreement have the meanings given in the Plan.  The Compensation Committee of the Company's Board of Directors (or other administrator of the Plan, the "Administrator") may adjust the number of Shares and the Exercise Price with respect to your Option from time to time in accordance with the Plan.

Subject to the terms of the Plan, the Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be interpreted accordingly; provided, however that the Option will be an incentive stock option only to the extent that the aggregate Fair Market Value (determined at the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time by you during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000.  This limitation will be applied by taking Options into account in the order in which such Options were granted.  If, by design or operation, the Option exceeds this limit, the excess will be treated as a nonqualified stock option.

In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the Option:

(1)	Vesting. The schedule for exercising the Option is as follows, subject to the expiration provisions set forth in Section 3 below:

a.	You may exercise the Option on the following schedule:

[Set forth vesting schedule.]

No portion of the Option that is unexercisable at your termination of employment will thereafter become exercisable, unless the Administrator determines otherwise.

b.	The Option will become immediately exercisable in full upon the occurrence of a Change in Control.

“Change in Control” means the occurrence of any one or more of the following events:

i.
a Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 80% of the undiluted total voting power of the Company’s then outstanding securities eligible to vote to elect members of the Board (the “Company Voting Securities”);

ii.
consummation of a merger, consolidation or reorganization of the Company with or into any other entity, unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

iii.
the stockholders of the Company approve (A) a plan of complete liquidation or dissolution of the Company or (B) an agreement for the Company’s sale or disposition of all or substantially all of the Company’s assets, and such liquidation, dissolution, sale or disposition is consummated.

Even if other tests are met, a Change in Control has not occurred under any circumstances in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

The provisions of Section 4 will also apply if the Change in Control is a Substantial Corporate Change (as defined in those provisions).

c.	The Administrator may, in its sole discretion, accelerate the time at which you may exercise part or all of the Option.

d.
The vesting period and/or exercisability of the Option may be adjusted by the Administrator to reflect the decreased level of employment during any period in which you are on an approved leave of absence or employed on a less than full time basis, provided, that the Administrator may take into consideration any accounting consequences to the Company.

(2)
Exercise.  Subject to this Agreement and the Plan, unless the Administrator determines otherwise, you may exercise the Option only by a written “Notice of Exercise” to the Company or its designee on a form specified by the Company on or before the date the Option expires.  Unless the Administrator determines otherwise, each such Notice must:

a.	state your election to exercise the Option and the number of Shares with respect to which you are exercising the Option;

b.	be signed by you or, if you have died or become disabled, by the party entitled to exercise the Option;

c.	contain such representations as the Company reasonably requires; and

d.	be accompanied by payment of the Exercise Price in full through one, or a combination, of the following payment methods, which method(s) shall be indicated in the Notice of Exercise:

i.	cashier's or certified check in the amount of the Exercise Price payable to the order of the Company;

ii.
direction to the Company through your Notice of Exercise to send the share certificates to be issued under this Option to a licensed broker acceptable to the Company as your agent in exchange for the broker's tendering to the Company cash (or acceptable cash equivalents) equal to the Exercise Price, for the Shares with respect to which the Option is being exercised, as part of a cashless exercise;

iii.
unless the Administrator determines otherwise, by surrender to the Company of shares of Common Stock with a Fair Market Value on the date of exercise equal to all or part of the Exercise Price (with any balance paid by cash or check or, unless the Administrator determines otherwise, deducted from salary or other amounts payable to you), for the Shares with respect to which the Option is being exercised; provided, however, that you may not surrender (turn in) previously held or owned Common Stock of the Company as payment unless you have held such stock for more than six months before the surrender.  For purposes hereof, the date of exercise shall be the date of delivery of (A) the duly executed Notice of Exercise and (B) the shares tendered for payment of the Exercise Price;

iv.	unless the Administrator determines otherwise, attestation of ownership of Common Stock and issuance of a net number of shares upon Option exercise; or

v.
unless the Administrator determines otherwise, by the Company withholding from the shares of Common Stock otherwise issuable to you upon the exercise of the Option (or portion thereof) the whole number of shares with a Fair Market Value on the date of exercise equal to all or part of the Exercise Price (rounded down, with any balance paid by cash or check or, unless the Administrator determines otherwise, deducted from salary or other amounts payable to you on such date of exercise).  For purposes hereof, the date of exercise shall be the date of delivery of the duly executed Notice of Exercise.

The Company shall not be obligated to issue any shares of Common Stock until you have paid the total Exercise Price for that number of shares of Common Stock you have elected to purchase.  Shares of Common Stock will be issued as soon as is practical after exercise.

(3)
Expiration.  The Option will expire no later than the close of business on «ExpirationDate» (ten years from the date of grant or five years for an ISO granted to a more-than 10% stockholder on the date of grant).

Unless the Administrator determines otherwise at any time, you will forfeit any unexercised portions of the Option (whether or not then exercisable) upon the first to occur of:

a.	the Option's expiration under the preceding sentence,

b.	the 90th day after your resignation, including retirement (for any reason other than disability),

c.	the 90th day after the Company terminates your employment (for any reason other than disability),

d.
in the event of the termination of your employment for disability (as determined by the Administrator), the earlier of (i) the first anniversary of the termination of your employment and (ii) 30 days after you cease to have a disability, where, for purposes of this Agreement, “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months,

e.	the first anniversary of your date of death, and

f.	the date you violate any covenant not to compete, nonsolicitation covenant or similar covenant in effect between you and the Company.

The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment for purposes of this Agreement.

If you exercise an Option more than 90 days after termination of employment with the Company, you will only receive incentive stock option treatment to the extent provided under the Code, and becoming or remaining an employee of another related company (that is not a Subsidiary) or an independent contractor to the Company will not prevent loss of incentive stock option status as a result of the formal termination of employment unless otherwise provided under the Code.

(4)
Substantial Corporate Change.  Upon a Substantial Corporate Change, any portion of this Option that is unexercised will terminate unless provision is made in writing in connection with such transaction for:

a.	assumption or continuation of outstanding Options; or

b.
the substitution for such Options, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Option will continue in the manner and under the terms so provided.

Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, you will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not previously exercisable.

A “Substantial Corporate Change” means the occurrence of any one or more of the following events:

i.
a Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of 100% of the combined voting power of all classes of stock of the Company;

ii.
merger, consolidation or reorganization of the Company with or into one or more entities in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings);

iii.
merger, consolidation or reorganization of the Company in which the Company is the surviving corporation, but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company;

iv.	the liquidation or dissolution of the Company; or

v.	the sale or disposition of all or substantially all of the Company’s assets.

(5)	Taxes.

a.
You understand and agree that the Company has not advised you regarding your income tax liability in connection with the Option.  To the extent required by applicable federal, state, local or foreign law, you shall make arrangements satisfactory to the Company in its sole discretion for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or disposition of shares issued as a result of an Option exercise.  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

b.
By accepting the Option, you agree that, unless and to the extent you have otherwise satisfied any U.S. federal income and other taxes, including state, local or non-U.S. income or employment tax obligations, related to the exercise of the Option that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligations”) in a manner permitted or required by the Administrator pursuant to the Plan, the Company is authorized (but not required) to deduct and retain without notice from the shares of Common Stock issuable to you in respect of the exercised portion of the Option the whole number of shares (rounding down) having a Fair Market Value on the exercise date or, if not a trading day, the first trading day before the exercise date (as determined by the Company consistent with any applicable tax requirements) sufficient to satisfy the applicable Tax Withholding Obligation. If the withheld shares are not sufficient to satisfy your Tax Withholding Obligation, you agree to pay to the Company as soon as practicable, by cash or check or, unless otherwise determined by the Administrator, deducted from salary or other amounts payable to you, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares of Common Stock described above.

c.
You are ultimately liable and responsible for all taxes owed by you in connection with the Option, regardless of any action the Company takes or any transaction pursuant to this Section 5 with respect to any tax withholding obligations that arise in connection with the Option. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or exercise of the Option or the subsequent sale of any of the shares of Common Stock acquired upon exercise of the Option. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate your tax liability.

(6)	Company Postponement of Delivery. The Company may postpone issuing and delivering any Shares for so long as the Company determines to be necessary or advisable to satisfy the following:

a.	completing or amending any registration or qualification of the Shares or satisfying any exemption from registration under any federal or state law, rule, or regulation;

b.	complying with any requests for representations under the Plan;

c.	receiving proof satisfactory to the Company that a person seeking to exercise the Option after your death or disability is authorized and entitled to exercise the Option; and

d.	satisfying any federal, state, or local tax withholding obligations.

(7)	Compliance with Securities Laws.

a.
If, at the time the Company should issue you Shares because of your exercise of the Option, no current registration statement under the Securities Act of 1933 (the "Act") covers such issuance, you must, before the Company will issue such Shares to you:

i.	represent to the Company, in form satisfactory to the Company's counsel, that you are acquiring the Shares for your own account and not with a view to reselling or distributing the Shares; and

ii.	agree that you may not sell, transfer, or otherwise dispose of the Shares issued to you under the Option unless:

A.	a registration statement under the Act is effective at the time of disposition with respect to the Shares sold, transferred, or otherwise disposed of; or

B.
the Company has received an opinion of counsel or other information and representations satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise.

b.
Notwithstanding anything herein to the contrary, you may not exercise the Option, and the Company shall not be obligated to deliver any shares of Common Stock, during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any applicable federal or state securities laws or other laws or regulations.

(8)
Restrictions on Resales.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by you or other subsequent transfers by you of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by you and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(9)
Not an Employment Contract.  Nothing in this Agreement restricts the right of the Company or any of its affiliates to terminate your employment at any time, with or without cause.  The termination of employment, whether by the Company or any of its affiliates or otherwise, and regardless of the reason therefore, has the consequences provided for hereunder, under the Plan and under any applicable employment or severance agreement.

(10)
Non-Transferability of Option.  You may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by you during your lifetime.  The Company may cancel the Option if you attempt to assign or transfer it in a manner inconsistent with this Section 10.

(11)
Limitation of Interest.  You understand and agree that you will not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares unless and until they have been issued to you after your exercise of this Option and payment for the Shares.  Neither you (individually or as a member of a group) nor any beneficiary or other person claiming under or through you shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.

(12)
No Fractional Shares.  At the time of exercise, the Company will round down any fractional Shares but will not make any cash or other payments in settlement of fractional shares eliminated by rounding.  If you have not then exercised the Option in full, the Company will carry forward the fractional Shares rather than eliminating them.

(13)
No Limitation on Company Actions.  You understand and agree that the existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(14)	General.

a.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Option.  Any prior agreements, commitments or negotiations concerning the Option are superseded.

b.	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

c.
Any notice you give to the Company (including notice of exercise of all or part of the Option) must be in writing and either hand-delivered or mailed to the Corporate Secretary of the Company (or to the Chief Financial Officer if either you would receive the notice or the position is vacant).  If mailed, it should be sent by certified mail and be addressed to the foregoing executive at the Company's then corporate headquarters.  Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company.  You may change the address for notice by like notice to the Company.  Notice will be deemed to have been duly delivered when hand-delivered, or, if mailed, two business days after such notice is postmarked.

d.
As a condition of this Option, you, on behalf of yourself, your heirs, successors and personal representatives ("you and your successors"), agree that any dispute or disagreement which may arise hereunder shall be decided by the Administrator.  You and your successors agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the Option, and you and your successors hereby explicitly waive any right to judicial review.

e.
In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms hereunder shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

f.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

g.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

h.	All questions arising under the Plan or under this Agreement shall be decided by the Administrator in its total and absolute discretion.

i.	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

COSTAR GROUP, INC.
By: ________________________________
Name: ______________________________
Title:   ______________________________

ACKNOWLEDGMENT

I acknowledge receipt of a copy of the attached Plan.  I represent that I have read and am familiar with the Plan's terms.  I accept the Option subject to all of the terms and provisions of this Agreement and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms.  I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the Option.

Date:                                                                           ___________________________________
                                                                                    Signature of Grantee/Participant

No one may sell, transfer, or distribute this Option or the securities that may be purchased upon exercise of this Option without an effective registration statement relating thereto or an opinion of counsel satisfactory to the Company or other information and representations satisfactory to the Company that such registration is not required.